                                                                    Exhibit 99.5

                                     PROXY
                               HOLLY CORPORATION



            PROXY FOR SPECIAL MEETING OF STOCKHOLDERS JUNE 26, 1998


                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



P         Lamar Norsworthy, Gerald L. Regard and Jack P. Reid, or any of them or their substitutes, are hereby appointed proxies to represent and to vote
R the stock of Holly Corporation standing in the name(s) of the undersigned at Special Meeting of Stockholders to be held in Artesia, New Mexico on
O    Friday, June 26, 1998 and at all adjournments or postponements thereof.




X         TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF
     DIRECTORS FOR ADOPTION OF THE MERGER, THE MERGER AGREEMENT AND THE
Y TRANSACTIONS CONTEMPLATED THEREBY, YOU DO NOT NEED TO MARK ANY OF THE BOXES, JUST DATE AND SIGN ON THE REVERSE SIDE.



---------------            CONTINUED AND TO BE                       -----------
  SEE REVERSE             SIGNED ON REVERSE SIDE                     SEE REVERSE
    SIDE                                                                 SIDE
---------------                                                      -----------

    PLEASE MARK
/X/ VOTES AS IN THIS
    EXAMPLE.


This proxy when properly executed will be voted as directed. If no direction is given, it will be voted FOR adoption of the Merger, the Merger Agreement, and the transactions contemplated thereby, and the proxy will be voted in the discretion of those authorized to vote this proxy on any other business.




1.  Adoption of the merger (the "Merger") of Holly     FOR   AGAINST   ABSTAIN
    Corporation ("Holly") with and into Giant          / /     / /       / /
    Industries, Inc. ("Giant"), the Agreement and
    Plan of Merger, dated as of April 14, 1998 (the
    "Merger Agreement"), between Holly and Giant, and the transactions contemplated thereby.



2. Other Business - Voting upon any other business properly before the meeting or any adjournment thereof.


Receipt of the Notice of Special Meeting of Holly Stockholders, Joint Proxy Statement of Holly and Giant, and Prospectus of Giant is hereby acknowledged, and all former proxies are hereby revoked.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                             / /

Please sign below exactly as name(s) appear(s) hereon. Joint tenants should both sign. Executors, administrators, trustees or guardians should show their capacity as such. Corporations should sign by President or other authorized officer.

Signature:_________________________________________________ Date:______________

Signature:_________________________________________________ Date:______________